SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                           SIGA PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:



________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:



________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:



________________________________________________________________________________
5)   Total fee paid:

     [_]  Fee paid previously with preliminary materials:



________________________________________________________________________________
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                           SIGA PHARMACEUTICALS, INC.
                         420 Lexington Avenue, Suite 620
                               New York, NY 10170
                                 (212) 672-9100



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS




     NOTICE IS HEREBY GIVEN, that the Annual Meeting of the Stockholders of SIGA Pharmaceuticals, Inc. (the "Company") will be held in New York, New York at 10:00 a.m. on November 20 at The Grand Hyatt, 109 East 42nd Street, New York, NY 10017, (i) for the election of Directors of the Company to hold office until the next annual meeting of the stockholders and until their successors are duly elected and qualified; (ii) to amend the Company's 1996 Incentive and Non-Qualified Stock Option Plan; (iii) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on October 14, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

     If you do not expect to be personally present at the meeting, but wish your stock to be voted for the business to be transacted thereat, the Board of Directors requests that you fill in, sign and date the enclosed proxy and promptly return it by mail in the postage paid envelope provided.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              Judson Cooper
                                              Chairman of the Board

October 30, 1998


PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                           SIGA PHARMACEUTICALS, INC.
                         420 Lexington Avenue, Suite 620
                               New York, NY 10170
                                 (212) 672-9100

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                         To be held on November 20, 1998

                                  INTRODUCTION

     The Annual Meeting is called to elect members of the Board of Directors and to amend the Company's 1996 Incentive and Non-Qualified Stock Option Plan. The Meeting, however, will be open for the transaction of such other business as may properly come before it, although, as of the date of this proxy statement, management does not know of any other business that will come before the Annual Meeting. If any other matters do come before the Annual Meeting, the persons named in the enclosed form of proxy are expected to vote said proxy in accordance with their judgment on such matters.

     This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about October 30, 1998. A copy of the Annual Report for the fiscal year ended December 31, 1997, which includes audited financial statements, is included herewith for those stockholders of record as of October 14, 1998, the record date for the Annual Meeting.

     The solicitation of proxies in the accompanying form is made by, and on behalf of, the Board of Directors, and no compensation will be paid therefor. There will be no solicitation of proxies other than by mail or personal solicitation by officers and employees of the Company. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy material to the beneficial owners of shares held of record by such persons, and such persons will be reimbursed for reasonable expenses incurred by them in connection therewith. A stockholder executing the accompanying proxy has the power to revoke it at any time prior to the exercise thereof by filing with the Secretary of the Company: (i) a duly executed proxy bearing a later date; or (ii) a written instrument revoking the proxy.

     An affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required for approval of all matters being submitted to the stockholders for their consideration. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are each included for purposes of determining whether a quorum is present, but do not represent votes cast with respect to any proposal.


                                VOTING SECURITIES

     The Board of Directors has fixed the close of business on October 14, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

     As of September 30, 1998, the outstanding capital stock of the Company consisted of 6,577,712 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share of Common Stock held by him or her at the close of business on the record date.

     The shares for which the accompanying proxy is solicited will be voted providing the proxy is executed and returned by the stockholder prior to the Annual Meeting.

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of September 30, 1998, by
(i) each person who was known by the Company to own beneficially more than 5% of any class of the Company's Common Stock, (ii) each of the Company's Directors, and (iii) all current Directors and executive officers of the Company as a group. Except as otherwise noted, each person listed below has sole voting and dispositive power with respect to the shares listed next to such person's name.

                                                                  Amount of
Name and Address of                                              Beneficial             Percentage
Beneficial Owner(1)                                             Ownership(2)             of Total
-------------------                                             ------------             --------
Judson Cooper                                                     511,017(3)                7.7%
Joshua D. Schein, Ph.D                                            511,017(4)                7.7%
Steven M. Oliveira
129 Post Road East
Westport, CT 06880                                                431,016                   6.6%
Richard B. Stone                                                  414,915                   6.3%
 135 East 57th St., 11th FL New York, NY 10022
Terence E. Downer                                                   5,750(5)                  *
 International Sounding Board
 60 Huntley Way Bridgewater, NJ 08807
Donald S. Howard                                                    5,750(6)                  *
 3 Hook Harbor Road Atlantic Highlands, NJ 07716
All Officers and Directors as a Group (six persons)             1,033,534                  15.5%

----------
*    Less than 1% of the outstanding shares of Common Stock.
(1) Unless otherwise indicated the address of each beneficial owner identified is 420 Lexington Avenue, Suite 620, New York, NY 10170.
(2) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(3) Includes currently exercisable options to purchase 33,334 shares of Common Stock.
(4) Includes currently exercisable options to purchase 33,334 shares of Common Stock.
(5)  Consists of  currently  exercisable  warrants to purchase  shares of Common
     Stock.
(6)  Consists of  currently  exercisable  warrants to purchase  shares of Common
     Stock.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports that they file.

     Based solely upon review of the copies of such reports furnished to the Company and written representations from certain of the Company's executive officers and directors that no other such reports were required, the Company believes that during 1997 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with on a timely basis.

                         ITEM 1 - ELECTION OF DIRECTORS

     Five Directors are to be elected at the Annual Meeting to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. It is the intention of the persons named in the accompanying proxy form to vote FOR the election of the five persons named in the table below as Directors of the Company, unless authority to do so is withheld. Proxies cannot be voted for a greater number of persons than the nominees named. In the event that any of the below listed nominees for Director should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying proxy form have the right to use their discretion to vote for a substitute.

     The following table sets forth the name and age of each Director and the positions and offices held by each with the Company in addition to the position as a director:

Name                                Age              Position
-----                               ---               ------
Joshua D. Schein, Ph.D              38               Chief Executive Officer, Secretary and Director
Judson A. Cooper                    40               Chairman of the Board, Executive Vice President
Adam D. Eilenberg                   42               Director
Stephen C. Knight, M.D.             38               Director
Jeffrey Rubin                       31               Director

     Joshua D. Schein, Ph. D. has served as Chief Executive Officer of the Company since August 1998 and as acting Chief Executive Officer from April 1998 to August 1998. Dr. Schein has also served as Secretary and a Director of the Company since December 1995. Dr. Schein served as Chief Financial Officer of the Company from December 1995 until April 1998. From December 1995 to June 1998, Dr. Schein was a Director of DepoMed, Inc., a publicly traded biotechnology company. From January 1996 to August 1998, Dr. Schein was an executive officer and a director of Virologix Corporation, a private biotechnology company. From June 1996 to September 1998, Dr. Schein was an executive officer and a director of Callisto Pharmaceuticals, Inc. Dr. Schein is currently a director of both Virologix and Callisto. From 1994 to 1995, Dr. Schein served as a Vice President of Investment Banking at Josephthal, Lyon and Ross, Incorporated, an investment banking firm. From 1991 to 1994, Dr. Schein was a Vice President at D. Blech & Company, Incorporated, a merchant and investment banking firm focused on the biopharmaceutical industry. Dr. Schein received a Ph.D. in neuroscience from the Albert Einstein College of Medicine and an MBA from the Columbia Graduate School of Business. Dr. Schein is a principal of CSO Ventures LLC ("CSO") and Prism Ventures LLC ("Prism"), privately held limited liability companies. See "Certain Relationships and Related Transactions."

     Judson A. Cooper has served as Chairman of the Board of Directors of the Company since August 1998 and as acting Chairman of the Board from April 1998 to August 1998. Mr. Cooper has also served as Director of the Company since December 1995 and Executive Vice President since November 1996. From December 1995 until November 1996 Mr. Cooper served as President. From August 1995 to
June 1998,  Mr.  Cooper was a  Director  of  DepoMed,  Inc.,  a publicly  traded biotechnology company. From January 1996 to August 1998, Mr. Cooper was an executive officer and a director of Virologix Corporation, a private biotechnology company. From June 1996 to September 1998, Mr. Cooper was an executive officer and a director of Callisto Pharmaceuticals, Inc. Mr. Cooper is currently a director of both Virologix and Callisto. Mr. Cooper had been a private investor from September 1993 to December 1995. From 1991 to 1993, Mr. Cooper served as a Vice President of D. Blech & Company, Incorporated. Mr. Cooper is a graduate of the Kellogg School of Management. Mr. Cooper is a principal of CSO and of Prism. See "Certain Relationships and Related Transactions."

     Stephen C. Knight, M.D., a nominee for Director of the Company, is Chief Financial Officer and Senior Vice President of Financial Business Development at Epix Medical, Inc. Prior to joining Epix Medical in July 1996, Dr. Knight was a Senior Consultant at Arthur D. Little, Inc. While at Arthur D. Little, Dr. Knight specialized in mergers and acquisitions, strategic planning, and valuation in the pharmaceutical industry. Dr. Knight has performed medical research at the National Institutes of Health, AT&T Bell Laboratories, and Yale and Columbia Universities. Dr. Knight received an M.D. from the Yale University School of
Medicine and a Master's Degree from the Yale School of Organization and Management.

     Adam D. Eilenberg is a nominee for Director of the Company. Since 1994, Mr. Eilenberg has been engaged in the private practice of law in New York City and is currently a member of the firm Ehrenreich Eilenberg Krause and Zivian LLP, which serves as general corporate and securities counsel to the Company. From 1987 to 1994, Mr. Eilenberg was first associated with and then a partner of Heller Horowitz & Felt, P.C. and from 1981 to 1986 was associated with the New York law firm then known as Kramer, Levin, Nessin, Kamin & Frankel. Mr. Eilenberg's firm represents several other privately held biotechnology and high technology companies in which Messrs. Cooper and Schein hold significant or controlling interests, as well as Pharmos Corporation, a public drug development company in which Dr. Stephen C. Knight, a nominee for director, is a director. Mr. Eilenberg received his law degree in 1980 from Harvard University.

     Jeffrey Rubin is a nominee for Director of the Company. Mr. Rubin is Principal and Managing Director of The Whitestone Group, an asset management and investment banking firm he formed in January 1998. From 1994 to 1997, Mr. Rubin was founder and a director of the Fastcast Corporation, a company specializing in optical technologies. From 1989 to 1994, Mr. Rubin was a Vice President of American European Corporation, an import/export company. Mr. Rubin received a Bachelor of Arts degree in 1989 from the University of Michigan.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the 1997 fiscal year, there were two meetings of the Board of Directors. A quorum of Directors was present, either in person or by telephonic hookup, for all of the meetings. Actions were also taken during the year by the unanimous written consent of the Directors.

     The members of the Audit Committee during 1997 were Messrs. Downer and Howard, neither of whom is an employee of the Company. The Audit Committee has been delegated the responsibility of reviewing with the independent auditors the plans and results of the audit engagement, reviewing the adequacy, scope and results of the internal accounting controls and procedures, reviewing the degree of independence of the auditors, reviewing the auditor's fees and recommending the engagement of the auditors to the full Board of Directors.

     The members of the Compensation Committee during 1997 were Messrs. Downer and Howard. The Compensation Committee administers the Company's stock option plan and other corporate benefits programs. The Compensation Committee also reviews and approves bonuses, stock option grants, compensation philosophy and current competitive status, and executive officer compensation.

     The Board of Directors does not have a standing nominating committee.


                             EXECUTIVE COMPENSATION

     The following table summarizes the total compensation of the Chief Executive Officer of the Company for 1997 and the previous year, as well as all other executive officers of the Company who received compensation in excess of $100,000 for 1997.

Summary Compensation Table


                                          Annual Compensation                             Long Term Compensation
                                          -------------------                             ----------------------
                                                                                         Stock
                                                                                        Underlying
Name/                                                               Other Annual         Options/       All Other
Principal Position                   Year     Salary      Bonuses   Compensation         Warrants      Compensation
------------

David H. de Weese, Chairman          1997    $231,923       --            --(5)           16,667            --
Chief Executive  Officer and         1996      21,635(1)    --            --(5)          477,683            --
President

Joshua D. Schein, Ph.D.,             1997     154,616(2)    --            --(5)           16,667            --
Executive Vice President,            1996     153,116(2)    --            --(5)           16,667--
Chief Financial Officer
and Director

Judson A. Cooper,                    1997     154,616(3)    --            --(5)           16,667            --
Executive Vice                       1996     153,116(3)    --            --(5)           16,667            --
President and Director

Dennis E. Hruby, Ph.D.,              1997      78,549(4)    --           27,366           10,000            --
Vice President of Research           1996      50,000       --            --(5)             --              --

----------
(1) Mr. de Weese was Chairman, President and Chief Executive Officer of the Company from November 1996 through April 1998.

(2) Does not include Dr. Schein's share ($40,000) of payments made to CSO. See "Certain Relationships and Related Transactions."

(3) Does not include Mr. Cooper's share ($40,000) of payments made to CSO. See "Certain Relationships and Related Transactions."

(4) Dr. Hruby became Vice President of Research on April 1, 1997. He was a consultant to the Company in 1996 and the first quarter of 1997.

(5) Aggregate amount does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the named officer.

     The following tables set forth information with respect to the named executive officers concerning the grant, repricing and exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

Option Grants for the Year Ended December 31, 1997


                                     Common Stock            % of Total
                                     Underlying              Options Granted    Exercise              Expiration
Name                                 Options Granted(1)      to Employees       Price Per Share       Date
----                                 ------------------      ---------------    ---------------       ----------

David H. de Weese ...................   16,667                   27.8%           $   5.00            11/18/07
Joshua D. Schein ....................   16,667                   27.8%           $   5.00             9/15/02
Judson A. Cooper ....................   16,667                   27.8%           $   5.00             9/15/02
Dennis E. Hruby .....................   10,000                   16.6%           $   5.00              4/1/07

----------
(1)  All options were granted pursuant to the Company's 1996 Stock Option Plan.

Aggregated Option Exercises for the Year Ended December 31, 1997 and Option Values as of December 31, 1997:


                                                     Number of Securities
                                                     Underlying Unexercised Options       Value of Unexercised
                            Shares                   at December 31, 1997                 In-the-Money Options(1)
                                                     ------------------------------       -----------------------
                            Acquired     Value
Name                        on Exercise  Realized    Exercisable   Unexercisable     Exercisable    Unexercisable
----                        -----------  --------    -----------   -------------     -----------    -------------
David H. de
  Weese(2) ..................  --          --          33,334          --            $27,084             --
Joshua D
  Schein, Ph.D ..............  --          --          33,334          --             52,084             --
Judson A
  Cooper ....................  --          --          33,334          --             52,084             --
Dennis E
  Hruby .....................  --          --          10,000          --                  0             --

----------
(1) Based upon the closing price on December 31, 1997 as reported on the Nasdaq SmallCap Market and the exercise price per option.

(2) Excludes warrants, 50% of which were exercisable on December 31, 1997, to purchase 461,016 shares of Common Stock at an exercise price of $3.00 per share.

Employment Contracts and Directors Compensation

     Dr. Joshua Schein, a Chief Executive Officer of the Company, has an employment agreement with the Company which expires in December 2000 and is cancelable by the Company only for cause, as defined in the agreement. Dr. Schein currently receives an annual base salary of $225,000 and 16,667 stock options per year, exercisable at the fair market value on the date of grant, and is eligible to receive additional stock options and bonuses at the discretion of the Board of Directors. In addition, Dr. Schein will receive a cash payment equal to 1.5% of the total consideration received by the Company in a transaction resulting in a change of ownership of at least 50% of the outstanding Common Stock of the Company.

     Judson Cooper, a Chairman of the Board of Directors of the Company, has an employment agreement with the Company which expires in December 2000 and is cancelable by the Company only for cause, as defined in the agreement. Mr. Cooper currently receives an annual base salary of $225,000 and 16,667 stock options per year, exercisable at the fair market value on the date of grant, and is eligible to receive additional stock options and bonuses at the discretion of the Board of Directors. In addition, Mr. Cooper will receive a cash payment equal to 1.5% of the total consideration received by the Company in a transaction resulting in a change of ownership of at least 50% of the outstanding Common Stock of the Company.

     Thomas Konatich became Chief Financial Officer of the Company as of April 1, 1998. Mr. Konatich's employment agreement with the Company expires on April 1, 2000 and is cancelable by the Company only for cause, as defined in the agreement. Mr. Konatich receives an annual base salary of $170,000 and received options to purchase 95,000 shares of Common Stock, exercisable at the fair market value on April 1, 1998. The options vest on a pro rata basis on the first, second, third and fourth anniversaries of the agreement. Mr. Konatich is also eligible to receive additional stock options and bonuses at the discretion of the Board of Directors.

     Dr. Dennis Hruby, Vice President of Research of the Company, has an employment agreement with the Company which expires on January 1, 2000 and is cancelable by the Company only for cause, as defined in the agreement. Dr. Hruby received options to purchase 40,000 shares of Common Stock at an exercise price of $4.63 per share. The options become exercisable on a pro rata basis on the first, second, third and fourth anniversaries of the agreement. Dr. Hruby is eligible to receive additional stock options and bonuses at the discretion of the Board of Directors.

     Directors' Compensation. In 1997, outside Directors earned $1,500 for each Board meeting attended.

Compensation Committee Report1

     The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, establishes the compensation plans and specific compensation levels for executive officers, and administers the Company's 1996 Stock Option Plan. The Compensation Committee is composed of two independent, non-employee Directors who have no interlocking relationships as defined by the Securities and Exchange Commission other than as described below (see "Compensation Committee Interlocks and Insider Participation").

     The Compensation Committee, being responsible for overseeing and approving executive compensation and grants of stock options, is in a position to appropriately balance the current cash compensation considerations with the longer-range incentive-oriented growth outlook associated with stock options. The main objectives of the Company's compensation structure include rewarding individuals for their respective contributions to the Company's performance, providing executive officers with a stake in the long-term success of the Company and providing compensation policies that will attract and retain qualified executive personnel.

     The  Compensation  Committee  believes that the chief  executive  officer's
(CEO) compensation should be heavily influenced by Company performance. The Committee determines the appropriate level of bonuses and increases to salary, if any, based in large part on Company performance. The Committee also considers the salaries of CEOs of comparably-sized companies and their performance.

     Stock options are granted to the CEO, and to other executives, primarily based on the executive's ability to influence the Company's long-term growth.

     The Compensation Committee has adopted similar policies with respect to compensation of other officers of the Company. The Committee establishes base salaries that are within the range of salaries for persons holding similarly responsible positions at other companies. In addition, the Committee considers factors such as relative Company performance, the individual's past performance and future potential in establishing the base salaries of executive officers.

     As with the CEO, the number of options granted to the other officers is determined by the subjective evaluation of the executive's ability to influence the Company's long-term growth. All options are granted at no less than the current market price. Since the value of an option bears a direct relationship to the Company's stock price, it is an effective incentive for managers to create value for stockholders. The Committee therefore views stock options as an important component of its long-term, performance-based compensation philosophy.

From the  Members  of the  Compensation  Committee:  Terence  Downer  and Donald
Howard.


----------
(1) The material in this report and under the caption "Performance Graph" are not "soliciting material," are not deemed filed with the Securities and Exchange Commission and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee during 1997 were Messrs. Downer and Howard. There were no interlocks on the Compensation Committee in 1997.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company entered into a consulting agreement with CSO Ventures LLC ("CSO") pursuant to which CSO provided certain business services to the Company, including business development, licensing, strategic alliances and administrative support. Pursuant to the terms of the agreement, CSO received $120,000 in 1997. The agreement expired on January 15, 1998. Mr. Cooper, Dr. Schein and Steven Oliveira are the members of CSO.

     Effective January 15, 1998, the Company entered into a consulting agreement with Prism Ventures LLC ("Prism") pursuant to which Prism has agreed to provide certain business services to the Company, including business development, operations and other advisory services, licensing, strategic alliances, merger and acquisition activity, financings and other corporate transactions. Pursuant to the terms of the agreement, Prism receives an annual fee of $150,000 and 16,667 stock options per year. The agreement expires on January 15, 2001, and is cancelable by the Company only for cause as defined in the agreement. Mr. Cooper and Dr. Schein are the members of Prism. The parties agreed in September 1998 to suspend the Prism agreement as long as Mr. Cooper and Dr. Schein are both employed directly by the Company.

                                PERFORMANCE GRAPH

     The following graph compares the Company's cumulative stockholder's return for the period beginning September 30, 1997 (the end of the quarter in which the Company's Common Stock was first publicly traded) and ending September 30, 1998 with the cumulative total return of the NASDAQ Composite Index and the NASDAQ Biotechnology Index over the same period.

[GRAPH]

[The following table was represented by a line chart in the printed material]

                         Sep.30, 97  Dec.31,97  Mar.31,98   Jun.30,98  Sep.15,98
                         ----------  ---------  ---------   ---------  ---------
NASDAQ COMPOSITE            100         93         109         112        100
SIGA                        100         87          79          72         24
NASDAQ BIOTECH INDEX        100         89          99          93         87

        ITEM 2 - PROPOSAL TO ADOPT THE INCENTIVE AND NON-QUALIFIED STOCK
                                   OPTION PLAN

     The Board of Directors has adopted, subject to stockholder approval, an amendment (the "Amendment") to the 1996 Incentive and Non-Qualified Stock Option Plan ("1996 Plan") authorizing the issuance of an additional 500,000 shares under such plan, thereby increasing the aggregate number of shares issuable under such plan from 333,333 to 833,333. There are currently 157,061 options outstanding under the 1996 Plan.

     The adoption of the Amendment by the Board of Directors reflects a determination by the Board that ensuring the continued availability of a sufficient number of options available for grant under the 1996 Plan is important to the Company's ongoing and continuing efforts to attract and retain key senior management personnel and increase the interest of the Company's executive officers in the Company's continuing success.

     Since the granting of options under the 1996 Plan is discretionary, the Company cannot at present determine the number of options that will be granted in the future to any person or group of persons or the terms of any future grant. Future option grants and the terms thereof will be determined by the Compensation Committee in accordance with the terms of the 1996 Plan.

     Set forth below is certain information concerning the 1996 Plan. A copy of the 1996 Plan is available upon written request to the Company.


Description of 1996 Plan

     The purpose of the 1996 Plan is to allow Directors, officers, key employees and consultants of the Company and its subsidiaries to increase their proprietary interest in, and to encourage such employees to remain in the employ of, or maintain their relationship with, such entities. It is intended that options granted under the 1996 Plan will qualify either as incentive stock options under Section 422 of the Code or as non-qualified options. Options granted under the 1996 Plan will only be exercisable for Common Stock.

     The 1996 Plan is administered by a committee appointed by the Board of Directors (the "Compensation Committee"). Members of the Compensation Committee are not be eligible to receive options while they are members except to the extent otherwise permitted under the requirements of Rule 16b-3 under the Securities Exchange Act of 1934. The Compensation Committee designates the persons to receive options, the number of shares subject to the options and the terms of the options, including the option price and the duration of each option, subject to certain limitations.

     The maximum number of shares of Common Stock available for issuance under the 1996 Plan is 333,333 shares (833,333 if the Amendment is approved), subject to adjustment in the event of stock splits, stock dividends, mergers, consolidations and the like. Common Stock subject to options granted under the 1996 Plan that expire or terminate are available for options to be issued under the 1996 Plan.

     The price at which shares of Common Stock may be purchased upon exercise of an incentive stock option must be at least 100% of the fair market value of Common Stock on the date the option is granted (or at least 110% of fair market value in the case of a person holding more than 10% of the outstanding shares of Common Stock (a "10% Stockholder")).

     The  aggregate  fair  market  value  (determined  at the time the option is granted) of Common Stock with respect to which incentive stock options are exercisable for the first time in any calendar year by an optionee under the 1996

Plan or any other plan of the Company or a subsidiary, shall not exceed $100,000. The Compensation Committee will fix the time or times when, and the extent to which, an option is exercisable, provided that no option will be exercisable earlier than one year or later than ten years after the date of grant (or five years in the case of a 10% Stockholder). The option price is payable in cash or by check. However, the Board of Directors may grant a loan to an employee, pursuant to the loan provision of the 1996 Plan, for the purpose of exercising an option or may permit the option price to be paid in shares of Common Stock at the then current fair market value, as defined in the 1996 Plan.

     Upon termination of an optionee's employment or consultancy, all options held by such optionee will terminate, except that any option that was exercisable on the date employment or consultancy terminated may, to the extent then exercisable, be exercised within three months thereafter (or one year thereafter if the termination is the result of permanent and total disability of the holder), and except such three month period may be extended by the Compensation Committee in its discretion. If an optionee dies while he is an employee or a consultant or during such three-month period, the option may be exercised within one year after death by the decedent's estate or his legatees or distributees, but only to the extent exercisable at the time of death.

     The 1996 Plan provides that outstanding options shall vest and become immediately exercisable in the event of a "sale" of the Company, including (i) the sale of more than 75% of the voting power of the Company in a single transaction or a series of transactions, (ii) the sale of substantially all assets of the Company, (iii) approval by the stockholders of a reorganization, merger or consolidation, as a result of which the stockholders of the Company will own less than 50% of the voting power of the reorganized, merged or consolidated company.

     The Board of Directors may amend, suspend or discontinue the 1996 Plan, but it must obtain stockholder approval to (i) increase the number of shares subject to the 1996 Plan, (ii) change the designation of the class of persons eligible to receive options, (iii) decrease the price at which options may be granted, except that the Board may, without stockholder approval accept the surrender of outstanding options and authorize the granting of new options in substitution therefor specifying a lower exercise price that is not less than the fair market value of Common Stock on the date the new option is granted, (iv) remove the administration of the 1996 Plan from the Compensation Committee, (v) render any member of the Compensation Committee eligible to receive an option under the 1996 Plan while serving thereon, or (vi) amend the 1996 Plan in such a manner that options issued under it intend to be incentive stock options, fail to meet the requirements of Incentive Stock Options as defined in Section 422 of the Code.

     Under current federal income tax law, the grant of incentive stock options under the 1996 Plan will not result in any taxable income to the optionee or any deduction for the Company at the time the options are granted. The optionee recognizes no gain upon the exercise of an option. However the amount by which the fair market value of Common Stock at the time the option is exercised exceeds the option price is an "item of tax preference" of the optionee, which may cause the optionee to be subject to the alternative minimum tax. If the optionee holds the shares of Common Stock received on exercise of the option at least one year from the date of exercise and two years from the date of grant, he will be taxed at the time of sale at long-term capital gains rates, if any, on the amount by which the proceeds of the sale exceed the option price. If the optionee disposes of the Common Stock before the required holding period is satisfied, ordinary income will generally be recognized in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the option price, or, if the disposition is a taxable sale or exchange, the amount of gain realized on such sale or exchange if that is less. If, as permitted by the 1996 Plan, the Board of Directors permits an optionee to exercise an option by delivering already owned shares of Common Stock valued at fair market value) the optionee will not recognize gain as a result of the payment of the option price with such already owned shares. However, if such shares were acquired pursuant to the previous exercise of an option, and were held less than one year after acquisition or less than two years from the date of grant, the exchange will constitute a disqualifying disposition resulting in immediate taxation of the gain on the already owned shares as ordinary income. It is not clear how the gain will be computed on the disposition of shares acquired by payment with already owned shares.

     The Company is currently in discussions with several emerging pharmaceutical and biotechnology companies about potential business and/or product consolidations, joint ventures, acquisitions, mergers or other business combinations. If any such transaction is consummated, the existence of these additional outstanding stock options under the 1996 Plan could have the effect of reducing the aggregate consideration received by existing stockholders in such transaction.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT (ITEM 2 ON THE ENCLOSED PROXY CARD) INCREASING THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE 1996 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN BY 500,000 FROM 333,333 TO 833,333.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has appointed PricewaterhouseCoopers LLP as its independent public accountants to examine the financial statements of the Company for the current fiscal year. The selection of PricewaterhouseCoopers LLP was approved by the Board of Directors prior to their appointment. PricewaterhouseCoopers LLP has advised the Company that they do not have any material financial interests in, or any connection with (other than as independent auditors, tax advisors and management consultants), the Company.

     PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions.


                        STOCKHOLDERS' PROPOSALS FOR 1999
                         ANNUAL MEETING OF STOCKHOLDERS

     Proposals which stockholders intend to present at the Company's 1999 annual meeting of stockholders must be received by the Company by May 1, 1999 to be eligible for inclusion in the proxy material for that meeting.


                           ANNUAL REPORT ON FORM 10-K

     Upon sending a written request to Siga Pharmaceuticals, 420 Lexington Avenue, Suite 620, New York, NY 10170, Attention: President, stockholders may obtain, free of charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and any amendments thereto, as filed with the Securities and Exchange Commission.


                                  OTHER MATTERS

     As of the date of this Proxy Statement, the only business which management expects to be considered at the Annual Meeting is the election of Directors, the adoption of the incentive and non-qualified stock option plan and the ratification of the selection of the independent auditors. If any other matters come before the meeting, the persons named in the enclosed form of proxy are expected to vote the proxy in accordance with their best judgment on such matters.

                                              BY ORDER OF THE BOARD OF DIRECTORS
                                                          JUDSON COOPER
Dated: October 30, 1998                                   Chairman of the Board

                           Siga Pharmaceuticals, Inc.
                         420 Lexington Avenue, Suite 620
                               New York, NY 10170
                                 (212) 672-9100

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

               Annual Meeting of Stockholders - November 20, 1998

     The undersigned, as stockholder of SIGA PHARMACEUTICALS, INC. (the "Company"), hereby appoints JOSHUA D. SCHEIN and JUDSON A. COOPER and each of them, with full power of substitution, the true and lawful proxies and attorneys in fact of the undersigned to vote, as designated below, the number of shares of Common Stock of the Company which the undersigned would be entitled to vote, as fully and with the same effect as the undersigned might do if personally present, at the Annual Meeting of the Stockholders of the Company to be held on November 20th at 10:00 a.m. in New York, New York, at The Grand Hyatt, 109 East 42nd Street, and any adjournments thereof on the following matters as set forth in the Proxy Statement and Notice dated October 30, 1998.

(1)  ELECTION OF DIRECTORS OF THE COMPANY (ITEM NO. 1 IN THE PROXY STATEMENT)

   |_|  FOR all nominees listed                |_| WITHHOLD AUTHORITY to
        below except as marked to                  vote for all nominees
        the contrary:                              listed below

NOMINEES:      Joshua D. Schein
               Judson A. Cooper
               Adam D. Eilenberg
               Stephen C. Knight
               Jeffrey Rubin

[INSTRUCTIONS: To withhold authority to vote for any of the individual nominees, PRINT that nominee's name on the line below].

                                   ----------

(2) PROPOSAL TO AMEND THE SIGA PHARMACEUTICALS, INC. INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN INCREASING THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE BY 500,000 FROM 333,333 TO 833,333 ("THE AMENDMENT") (ITEM NO. 2 IN THE PROXY STATEMENT). .

       |_| For                      |_| Against                    |_| Abstain

(3) IN THE DISCRETION OF SUCH PROXIES UPON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS IDENTIFIED ABOVE, FOR THE APPROVAL OF THE AMENDMENT, FOR ADOPTION OF THE OPTION PLAN AND, IN THE DISCRETION OF THE PROXIES NAMED, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

     This Proxy is revocable at any time, and the undersigned reserves the right to attend the Annual Meeting and vote in person. The undersigned hereby revokes any proxy heretofore given in respect of the shares of the Company.

Dated: __________, 199__


                                                   -----------------------------
                                                   SIGNATURE*

                                                   -----------------------------
                                                   SIGNATURE*

CORRECT ADDRESS IF NECESSARY

* NOTE: Please sign exactly as name(s) appear on your Stock Certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one name is shown, as in the case of joint tenancy, each party must sign. If a corporation, please sign in full corporate name by the president or other authorized officer.

     THE BOARD OF DIRECTORS URGES THAT YOU FILL IN, SIGN AND DATE THE PROXY AND RETURN IT PROMPTLY BY MAIL IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.


     CORRECT ADDRESS IF NECESSARY